Exhibit 23.3

CONSENT OF POTTER & COMPANY, LLP

We hereby consent to the use of our report dated December 31, 2008, with respect to the valuation of certain assets included in the financial statements of FullCircle Registry, Inc. (the “Company”) for the fiscal year ended December 31, 2007 and 2008, which report appears in the Company’s Registration Statement Form S-1 and Form 10-K. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Potter & Company, LLP

Potter & Company, LLP

Louisville, Kentucky

December 31, 2008